Exhibit 99.1

Advanced Marketing Services Announces End of Borders Mass-Market Business

    SAN DIEGO--(BUSINESS WIRE)--Jan. 10, 2005--Advanced Marketing Services, Inc. ("the Company") (NYSE:MKT), a leading global provider of customized wholesale and distribution services to book retailers and publishers, today announced that its mass-market book business with Borders Group Inc. ("Borders") will end in or around March 2005 by mutual understanding. This business arrangement with Borders generated 10% of the Company's net sales in the fiscal year ended March 31, 2004.
    The Company's mass-market book business with Borders generated breakeven results on a direct cost basis in fiscal year 2004. Included in these results were publisher incentives of approximately $7.2 million. Results with Borders have made it increasingly difficult to earn all of these incentives, which are based upon sales growth and return levels. As a result, the Borders mass-market book business will generate a loss in the fiscal year ending March 31, 2005.
    The Company also announced that substantial progress has been made in completing the work required to file its Forms 10-K and 10-Q for the fiscal year ended March 31, 2004, and that it is continuing to work with its independent auditors to complete the remaining work. The Company previously announced that it intends to file its fiscal year 2004 Forms 10-K and 10-Q when, among other things, the independent auditors have finished their audit of the restated financial statements for the fiscal years ended March 31, 2003 and 2002, and their audit of the financial statements for the fiscal year ended March 31, 2004.
    The Company believes that the cumulative effect of the restatement on the seven years ended March 31, 2003 is a reduction in net income of approximately $11 million. The primary reasons for the restatement were disclosed in previous public announcements.

    ABOUT ADVANCED MARKETING SERVICES, INC.

    Headquartered in San Diego, California, Advanced Marketing Services, Inc. (AMS) is a leading global provider of customized wholesaling, distribution and publishing services to the book industry. The Company has operations in the U.S., Canada, Mexico, Singapore, the United Kingdom and Australia and employs approximately 1,400 people worldwide. AMS provides a full range of value-added services that provide its retail customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. The Company's proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to manage efficiently and effectively the book distribution supply chain for the benefit of its membership warehouse club customers. Through its Publishers Group Worldwide affiliation of independent publishers, AMS provides independent publishers with exclusive full service English language sales and distribution services.
    Recent public announcements about Advanced Marketing Services, Inc. are available on both the Company's Website, www.advmkt.com, and on Business Wire, www.businesswire.com.

    Forward-looking statements in this public announcement are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the results of the independent audit of the Company's financial statements, the ongoing internal review, and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company does not assume any duty to update forward-looking statements. Such statements are based on information available as of the date hereof, and are made only as of the date of this public announcement.

    CONTACT: Advanced Marketing Services, Inc.
             Chuck Williams, 858-450-3545 (Investor Relations) chuckw@advmkt.com or
             The Allen Group
             Don Allen, 949-683-2450
             dballen@attglobal.net